UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2010 (December 1, 2010)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     See Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The purpose of this amendment is to update the description in the Form 8-K filed on December 2, 2010 of the terms of the Line of Credit Note and to indicate the “Adjusted LIBOR Rate” applicable margin rate is 0.9%.
     On December 1, 2010, Bob Evans Farms, Inc., a Delaware corporation (the “Company”), through its subsidiary Bob Evans Farms, Inc., an Ohio corporation (“Bob Evans Ohio”), entered into an unsecured Line of Credit Note underlying a $45 million line of credit with JPMorgan Chase Bank, N.A. (“JPMorgan”). This line of credit is a renewal and replacement of the $45 million line of credit promissory note entered into on December 1, 2009 by Bob Evans Ohio with JPMorgan that had been guaranteed by the Company and Mimi’s Café, LLC, a Delaware limited liability company.
     The Line of Credit Note becomes due and payable on December 1, 2011, subject to acceleration upon the occurrence of certain specified events of default which are customary for transactions of this type. The line of credit is short-term debt and will be used for general corporate purposes.
     At the time it takes an advance under the line of credit, as extended, Bob Evans Ohio will choose whether the advance will be a “LIBOR Floating Rate Advance,” a “LIBOR Rate Advance” or a “CB Floating Rate Advance.” Bob Evans Ohio may have outstanding at any one time up to five LIBOR Rate Advances, a LIBOR Floating Rate Advance and a CB Floating Rate Advance. Interest rates for a LIBOR Floating Rate Advance, a LIBOR Rate Advance or a CB Floating Rate Advance are calculated as detailed in the Line of Credit Note. Interest payments on LIBOR Rate Advances are due on the last day of the applicable interest period. Interest payments on LIBOR Floating Rate Advances and CB Floating Rate Advances are due quarterly in arrears on the last day of each quarter.
     The obligations under the unsecured Line of Credit Note are guaranteed by the Company and by Mimi’s Café, LLC, each of which previously executed a Guaranty Agreement and now have each executed a Reaffirmation of Guaranty. The liability of the Company and Mimi’s Cafe, LLC under the guaranty is joint and several.
     The foregoing description of the unsecured Line of Credit Note does not purport to be complete and is qualified in its entirety by reference to the unsecured Line of Credit Note, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and to each Reaffirmation of Guaranty, copies of which are attached as Exhibits 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a) — (c).	Not applicable.

(d).	Exhibits:

Exhibit No.	Description	Location

10.1	$45.0 Million unsecured Line of Credit Note between Bob Evans Farms, Inc. and JPMorgan Chase Bank, N.A. dated December 1, 2010.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 2, 2010 (File No. 0-01667)

10.2	Reaffirmation of Guaranty between Bob Evans Farms, Inc. and JPMorgan Chase Bank, N.A., dated December 1, 2010	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 2, 2010 (File No. 0-01667)

10.3	Reaffirmation of Guaranty Agreement between Mimi’s Café LLC and JPMorgan Chase Bank, N.A., dated December 1, 2010	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on December 2, 2010 (File No. 0-01667)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: December 7, 2010	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

4